EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of April 18, 2006 (the "AGREEMENT"), by and among Walnut Valley, Inc., a CORPORATION existing under the laws of Illinois ("PURCHASER"), and Patron Systems, Inc., the selling stockholder "Selling Stockholder."

                              W I T N E S S E T H:

         WHEREAS, the Selling Stockholder owns an aggregate of 1000 shares of the common stock, no par value per share (the "SHARES"), of LucidLine, Inc., an Illinois corporation (the "COMPANY"), which constitute all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, the Selling Stockholder desire to sell to Purchaser, and Purchaser desires to purchase from the Selling Stockholder, the Shares for the purchase price and upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

         SECTION 1.1 SALE AND PURCHASE OF SHARES. Upon the terms and subject to the conditions contained herein, on the Closing Date, the Selling Stockholder agrees to sell to Purchaser, and Purchaser agrees to purchase from the Selling Stockholder, the Shares.


                                   ARTICLE II
                                  CONSIDERATION

         SECTION 2.1 CONSIDERATION. The aggregate consideration for the Shares shall be an amount in cash equal to $50,000 (the "PURCHASE PRICE"), subject to adjustment as provided in SECTION 2.3.

         SECTION 2.2 PAYMENT OF PURCHASE PRICE. On the Closing Date, Purchaser shall pay $25,000 of the Purchase Price to the Selling Stockholder. On the Closing Date Purchaser execute the Promissory Note which is attached hereto covering the remaining $25,000 which shall be due and payable 30 days after the Closing Date.


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                                   ARTICLE III

                             CLOSING AND TERMINATION

         SECTION 3.1 CLOSING DATE. Subject to the satisfaction of the conditions set forth in SECTIONS 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in SECTION 1.1 hereof (the "CLOSING") shall take place at the offices of LucidLine, Inc. (or at such other place as the parties may designate in writing) at 9:00 a.m. Chicago time on a date to be specified by the parties. The date on which the Closing shall be held is referred to in this Agreement as the "CLOSING DATE".

         SECTION 3.2 TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the Closing as follows:

                  (a) At the election of the Selling Stockholder or Purchaser on or after May 15, 2006 if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder;

                  (b) by mutual written consent of the Selling Stockholder and Purchaser;

                  (c) by written notice from Purchaser to the Selling Stockholder that there has been an event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

                  (d) by Selling Stockholder if there shall have been a material breach of any representation, warranty, covenant or agreement of the Purchaser set forth in this Agreement, which breach would give rise to a failure of a condition set forth in SECTIONS 7.2(a), 7.2(b) and is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) days following receipt by the Purchaser of notice of such breach from the Selling Stockholder; or

                  (e) by the Purchaser if there shall have been a material breach of any representation, warranty, covenant or agreement of Selling Stockholder set forth in this Agreement, which breach would give rise to a failure of a condition set forth in SECTIONS 7.1(a) or 7.1(b) and is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) days following receipt by Selling Stockholder of notice of such breach from the Purchaser.

         SECTION 3.3 PROCEDURE UPON TERMINATION. In the event of termination and abandonment by Purchaser or the Selling Stockholder, or both, pursuant to
SECTION 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by Purchaser or the Selling Stockholder.


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         SECTION 3.4 EFFECT OF TERMINATION.  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser, the Company or the Selling Stockholder; PROVIDED, HOWEVER, that the obligations of the parties set forth in ARTICLE IX hereof shall survive any such termination and shall be enforceable hereunder; PROVIDED, FURTHER, HOWEVER, that nothing in this section shall relieve Purchaser or Stockholder of any liability for a breach of this Agreement prior to the effective date of termination.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDER

         Selling Stockholder represents and warrants to the Purchaser as follows::

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

         SECTION 4.2 AUTHORIZATION OF AGREEMENT. The Selling Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Selling Stockholder in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "SELLING STOCKHOLDER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Selling Stockholder Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of the Selling Stockholder. This Agreement, and each of the Selling Stockholder Documents will be at or prior to the Closing, duly and validly executed and delivered by Selling Stockholder and (assuming the due authorization, execution and delivery) this Agreement constitutes, and each of the Selling Stockholder Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 4.3 CONFLICTS; CONSENTS OF THIRD PARTIES.


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                  (a)  None  of  the  execution  and  delivery  by  the  Selling
         Stockholder of this Agreement or the Selling Stockholder Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Selling Stockholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, any provision of
         (i)  the  certificate  of  incorporation   and  by-laws  or  comparable
         organizational documents of the Company; (ii) any Contract, or Permit to which the Company is a party or by which any of the properties or assets of the Company are bound; (iii) any Order of any Governmental Body applicable to the Company or any of the properties or assets of the Company as of the date hereof; or (iv) any applicable Law.

                  (b) None of the execution and delivery by the Selling Stockholder of this Agreement or the Selling Stockholder Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Selling Stockholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Selling Stockholder; (ii) any Contract, or Permit to which the Selling Stockholder is a party or by which any of the properties or assets of the Selling Stockholder is bound; (iii) any Order of any Governmental Body applicable to the Selling Stockholder or by which any of the properties or assets of the Selling Stockholder is bound; or (iv) any applicable Law.

                  (c) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or the Selling Stockholder in connection with (i) the execution and delivery of this Agreement or the Selling Stockholder Documents, the compliance by the Selling Stockholder with any of the provisions hereof, or the consummation of the transactions contemplated hereby, or
         (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Contract of the Company.

         SECTION 4.4 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value per share (the "COMMON STOCK"). As of the date hereof, there are 1000 shares of Common Stock issued and outstanding and no shares of Common Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

                  (b) Except as set forth on SCHEDULE 4.4(B), there is no existing option, warrant, call, right or Contract of any character to which the Selling Stockholder or the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of


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         any  additional  shares of capital stock or other equity  securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Neither the Selling Stockholder nor the Company is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of the Company.

         SECTION 4.5 CORPORATE RECORDS.

                  (a) The Selling Stockholder has delivered to Purchaser true, correct and complete copies of the certificate[s] of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company.

                  (b) The minute books of the Company previously made available to Purchaser contain true, correct and complete records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company.

         SECTION 4.6 OWNERSHIP AND TRANSFER OF SHARES. The Selling Stockholder is the record and beneficial owner of the Shares free and clear of any and all Liens. The Selling Stockholder has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

         SECTION 4.7 FINANCIAL STATEMENTS;

                  (a) The Selling Stockholder has delivered to Purchaser copies of (i) the unaudited consolidated balance sheet of the Company as of December 31, 2005, and the related unaudited consolidated statements of income of the Company for the year then ended and (ii) the unaudited consolidated balance sheet of the Company as of December 31, 2005 (such unaudited statements are referred to herein as the "FINANCIAL STATEMENTS"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied by the Company without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects(1) the consolidated financial position, results of operations of the Company as at the dates and for the periods indicated therein. For the purposes hereof, the unaudited consolidated balance sheet of the Company as of December 31, 2005 is referred to as the "BALANCE SHEET" and December 31, 2005 is referred to as the "BALANCE SHEET DATE".

                  (b) The Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial


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         statements in conformity with GAAP and to maintain  accountability  for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 4.8 NO UNDISCLOSED LIABILITIES. The Company has no indebtedness, obligations or liabilities of any kind other than those (i) fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or (ii) immaterial to the Company and incurred in the Ordinary Course of Business since the Balance Sheet Date

         SECTION 4.9 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on SCHEDULE 4.9, since the Balance Sheet Date (i) the Company has conducted its business only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date:

                  (a) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $5,000 for any single loss or $5,000 for all such losses;

                  (b) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company,

                  (c) the Company has not awarded or paid any bonuses to employees of the Company with respect to the fiscal year ended December 31, 2005, except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;

                  (d) the Company has not entered into any transaction or Contract or conducted its business other than in the Ordinary Course of Business;

                  (e) the Company has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                  (f) the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of


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         the Company except for assets acquired or sold, assigned,  transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

         SECTION 4.10 TAXES.

                  (a) (i) all material Tax Returns required to be filed by or on behalf of the Company or any Affiliated Group of which the Company is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all [material] respects; and (ii) all Taxes payable by or on behalf of the Company or any Affiliated Group of which the Company is or was a member have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company.

                  (b) The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

                  (c) There are no liens as a result of any unpaid Taxes upon any of the assets of the Company.

                  (d) [There is no taxable income of Company that will be required under applicable Tax Law to be reported by the Purchaser, including the Company or any of its Subsidiaries, for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income) arising prior to the Closing Date.]

         SECTION 4.11 REAL PROPERTY.

                  (a) SCHEDULE 4.11 (A) sets forth a complete list of (i) all real property and interests in real property leased by the Company (individually, a "REAL PROPERTY LEASE" and collectively, the "REAL PROPERTY LEASES") as lessee or lessor. The Real Property Leases constitute all interests in real property currently used or currently held for use in connection with the business of the Company and which are necessary for the continued operation of the business of the Company as the business is currently conducted. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to Purchaser true, correct and complete copies of all the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

                  (b) The Company has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether


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         enforcement is sought in a proceeding at law or in equity). Each of the
         Real Property Leases is in full force and effect, and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases.

                  (c) The Company has all certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the Permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

         SECTION 4.12 TANGIBLE PERSONAL PROPERTY.

                  (a) The Company has good and marketable title to all of the items of tangible personal property reflected on the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the Ordinary Course of Business), free and clear of any and all Liens, other than the Permitted Exceptions.

                  (b)  SCHEDULE  4.12 (b) sets  forth  all  leases  of  personal property ("PERSONAL PROPERTY LEASES") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company to which the Company is a party or by which the properties or assets of the Company is bound. The Company has delivered or otherwise made available to Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

         SECTION 4.13 INTELLECTUAL PROPERTY

                  (a) SCHEDULE 4.13 (a) sets forth a list of:

                           (i) all United States and foreign  patents and patent
                  applications and patent disclosures owned or controlled by the Company; all United States and foreign copyrights, registered or unregistered, copyrighted works and copyright registration applications owned or controlled by the Company;

                           (ii) all  computer  software  programs  and  software
                  systems (including, without limitation, all data, databases, compilations, tool sets, related documentation and materials, whether in source code, object code or human readable form and regardless of media), developed by or for the Company or otherwise used in the business ("SOFTWARE");

                           (iii) all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for by the Company, and all other United States, state and foreign trademarks, service marks and trade names owned or used by the Company or in which the Company holds any right, license, sublicense or interest;

                           (iv) all agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any asset, property or


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                  right of the character  described in the  preceding  clause to which the Company is a party;

                           (v) all licenses, sublicenses or agreements which are
                  material to the business and which relate or pertain to mailing lists, know-how, trade secrets, disclosures or uses of ideas to which the Company is a party, showing in each case the parties and the material terms; and

                  (b) All patents  listed on SCHEDULE  4.13 (a) as being  owned, controlled or used by the Company are valid and in force and all patent applications of the Company listed therein are in good standing, all without challenge of any kind, and, except as otherwise set forth on
         SCHEDULE 4.13 (a), the Company owns the entire right, title and interest in and to such patents and patent applications, free and clear of all Encumbrances, except Permitted Encumbrances. All of the registrations for trademarks, service marks, trade names and copyrights listed on SCHEDULE 4.13 (a) as being owned, controlled or used by the Company are valid and in force and all applications for such registrations are pending and in good standing, all without challenge of any kind, and, except as otherwise set forth on SCHEDULE 4.13 (a), the Company owns the entire right, title and interest in and to all such trademarks, service marks, trade names and copyrights so listed as well as the registrations and applications for registration therefore, free and clear of all Encumbrances, except Permitted Encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, service marks, trade names and copyrights and registrations, applications or deposits therefore and all the agreements, commitments, contracts, understandings, licenses, sublicenses, assignments, and indemnities listed on SCHEDULE 4.13(a) have heretofore been delivered or otherwise made available by the Company to Purchaser.

         SECTION 4.14 MATERIAL CONTRACTS.

                  (a) SCHEDULE 4.14 sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "MATERIAL CONTRACTS"):

                           (i) Contracts with any current or former officer, director, stockholder of the Company;

                           (ii) Contracts for the sale of any of the assets of the Company other than in the Ordinary Course of Business or for the grant to any person of any preferential rights to purchase any of its assets;

                           (iii)   Contracts  for  joint   ventures,   strategic
                  alliances or partnerships;

                           (iv) Contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area;

                           (v) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other person;


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


                           (vi) Contracts relating to the incurrence, assumption
                  or guarantee of any Indebtedness or imposing a Lien on any of its assets;

                           (vii) Contracts under which the Company has made advances or loans to any other Person; or

                           (viii) Contracts providing for severance,  retention,
                  change in control or other similar payments;

                           (ix) Contracts for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation in excess of $100,000;

                           (x) Contracts for the provision of goods or services involving consideration in excess of $25,000 annually or $25,000 in the aggregate over the term of the Contract;

                           (xi) outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company;

                           (xii) Contracts (or group of related contracts) which
                  involve the expenditure of more than $25,000 annually or $25,000 in the aggregate or require performance by any party more than one year from the date hereof; and

                           (xiii) Contracts that are otherwise material to the Company.

         Each of the Material Contracts is in full force and effect and is legal,

         SECTION 4.16 COMPLIANCE WITH LAWS; PERMITS.

                  (a) The Company is in compliance in all material respects with
         all  Laws  of  any  Governmental   Body  applicable  to  its  business,
         operations or assets.

                  (b) SCHEDULE 4.16 (b) contains a list of all Permits which are required for the operation of the business of the Company as presently conducted and as presently intended to be conducted. The Company and its Subsidiaries currently have all Permits which are required for the operation of their respective businesses as presently conducted.

         SECTION 4.17 INSURANCE. The Company has insurance policies in full force and effect for such amounts as are sufficient for all requirements of Law and all agreements to which the Company is a party or by which it is bound. Set forth in SCHEDULE 4.17 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium. Except as noted on SCHEDULE 4.17, all such insurance will remain in full force and effect immediately following the consummation of the transactions contemplated hereby.

         SECTION 4.18 ACCOUNTS AND NOTES RECEIVABLE AND PAYABLE.

                  (a) All accounts and notes receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practice and are payable on ordinary trade terms. All accounts and notes receivable of the Company reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts and notes receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. None of the accounts or the notes receivable of the Company (i) are subject to any setoffs or counterclaims or (ii) represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

                  (b) All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

         SECTION 4.19 BANKS. SCHEDULE 4.19 contains a complete and correct list of the names and locations of all banks in which Company or any Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on SCHEDULE 4.19, no person holds a power of attorney to act on behalf of the Company or any Subsidiary.

         SECTION 4.20 FULL DISCLOSURE. This Agreement and the Selling Stockholder Documents and their respective schedules and exhibits delivered by or on behalf of the Selling Stockholders hereunder and thereunder are true, correct and complete in all material respects.

         SECTION 4.21 FINANCIAL ADVISORS. Except as set forth on SCHEDULE 4.21, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Selling Stockholder or the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

         SECTION 4.22 LITIGATION There are no legal proceedings pending or, to the Knowledge of Selling Stockholder, threatened that are reasonably likely to prohibit or restrain the ability of Selling Stockholder to enter into this Agreement or consummate the transactions contemplated hereby.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Selling Stockholders that:

         SECTION 5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

         SECTION 5.2 AUTHORIZATION OF AGREEMENT. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "PURCHASER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 5.3 CONFLICTS; CONSENTS OF THIRD PARTIES.

                  Except as set forth on SCHEDULE 6.3 hereto, neither of the execution and delivery by Purchaser of this Agreement and of the Purchaser Documents, nor the compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which Purchaser is a party or by which Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation or Order of any Governmental Body by which Purchaser is bound, except, in the case of clauses (ii) and
         (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

                  No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

         SECTION 5.4 LITIGATION. There are no legal proceedings pending or, to the Knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

         SECTION 5.5 INVESTMENT INTENTION. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "SECURITIES ACT") thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         SECTION 5.6 FINANCIAL ADVISORS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE VI
                                    COVENANTS

         SECTION 6.1 ACCESS TO INFORMATION. The Selling Stockholder agrees that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Selling Stockholder shall cooperate, and shall cause the Company to cooperate, fully therein.

         SECTION 6.2 CONDUCT OF THE BUSINESS PENDING THE CLOSING.

                  Except as otherwise expressly provided in this Agreement or with the prior written consent of Purchaser, the Selling Stockholder shall, and shall cause the Company and its Subsidiaries to:

                  (a) conduct the respective businesses of the Company and its Subsidiaries only in the Ordinary Course of Business;

                  (b) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with Persons having business dealings with the Company (including, without limitation, customers and suppliers);

                  (c) maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and
         (B) insurance upon all of the properties and assets of the Company such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                  (d) (A) maintain the books, accounts and records of the Company in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company.

         SECTION 6.3 CONSENTS. The Selling Stockholder shall use (and shall cause the Company to use) its best efforts, and Purchaser shall cooperate with the Selling Stockholder, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement.

         SECTION 6.4 FURTHER ASSURANCES. Each of the Selling Stockholder and Purchaser shall use its commercially reasonable efforts to cause the Company to
(i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

         SECTION 6.5  PRESERVATION  OF  RECORDS.  The  Selling  Stockholder  and
Purchaser agree that each of them shall (and shall cause the Company to) preserve and keep the records held by them relating to the respective businesses of the Company including all Tax Returns and the supporting documents for a period of seven [(7) years] from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Selling Stockholder, the Company, or Purchaser or any of their Affiliates or in order to enable the Selling Stockholder or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

         SECTION 6.6 PUBLICITY.

                  (a) Neither the Selling Stockholder or Purchaser shall (and the Selling Stockholder shall cause the Company not to) issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or the Selling Stockholder, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Selling Stockholder lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

                  (b) Each of Purchaser, the Company and the Selling Stockholder agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

         SECTION 6.7 USE OF NAME. The Selling Stockholder hereby agrees that upon the consummation of the transactions contemplated hereby, Purchaser and the Company shall have the sole right to the use of the name "LucidLine"or similar names any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the "COMPANY MARKS"). The Selling Stockholder shall not, and shall not permit their respective Affiliates to, use such name or any variation or simulation thereof or any of the Company Marks. The Selling Stockholder shall, and shall cause each its their respective Affiliates to, immediately after the Closing, cease to hold itself out as having any affiliation with the Company or any of its Affiliates.


                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         SECTION 7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

                  (a) the representations and warranties of the Selling Stockholders shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date);

                  (b) the Selling Stockholder shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by them prior to the Closing Date;

                  (c) there shall not have been or occurred any event, change, occurrence or circumstance that has had a Material Adverse Effect since the Balance Sheet Date;

                  (d) no Legal Proceeding shall have been instituted or threatened or claim or demand made against the Selling Stockholder, the Company or, or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                  (e) Purchaser shall have received the written resignations of each of the directors of the Company;

         SECTION 7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING STOCKHOLDER. The obligations of the Selling Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Selling Stockholder in whole or in part to the extent permitted by applicable Law):

                  (a) the representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

                  (b) Purchaser shall have performed and complied in all respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

                  (c) there  shall not be in effect any Order by a  Governmental
         Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (d) Purchaser shall have delivered, or caused to be delivered, to the Selling Stockholders the payment of the Purchase Price in accordance with Section 2.2 hereof.


                                  ARTICLE VIII

                                   TAX MATTERS

         SECTION 8.1 FILING OF TAX RETURNS; PAYMENT OF TAXES.

                  (a) The Selling Stockholder shall include the Company, or cause the Company to be included in, and shall file or cause to be filed, (A) the United States consolidated federal income Tax Returns of the Selling Stockholder or its Affiliates for the taxable periods of the Company ending on or prior to the Closing Date and (B) where applicable, all other Consolidated Tax Returns of Selling Stockholder for the taxable periods of the Company ending on or prior to the Closing Date, and shall pay any and all Taxes due with respect to the returns referred to in clause (A) or (B). The Selling Stockholder shall also cause the Company to timely file all other Tax Returns of or which include the taxes required to be filed by the Company on or prior to the Closing Date and shall pay or cause to be paid all Taxes shown due thereon. All Tax Returns described in this section shall be prepared in a manner consistent with prior practice. The Selling Stockholder shall provide Purchaser with the portion of the such Tax Returns relating to the Company at least twenty (20) days prior to the due date for filing thereof, along with supporting workpapers, for Purchaser's review.

                  (b) Following the Closing, Purchaser shall cause to be timely filed all Tax Returns (other than those Tax Returns described in SECTION 8.1 (a) required to be filed by the Company after the Closing Date and, pay or cause to be paid all Taxes shown due thereon. The Purchaser shall provide the Selling Stockholder with the tax returns related to the Company at least (20) days prior to the due date for filing thereof, along with supporting workpapers, for the Selling Stockholder's review. The Selling Stockholder and Purchaser shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing.

                  (c) Not later than ten (10) days prior to the due date for the payment of Taxes on any Tax Returns which Purchaser has the responsibility to cause to be filed pursuant to SECTION 8.1(b), the Selling Stockholder shall pay to Purchaser the amount of Taxes, if any, which is owed by the Selling Stockholder as mutually agreed by Selling Stockholder and Purchaser.

                  (d) STRADDLE PERIOD TAX ALLOCATION. The Selling Stockholder and Purchaser will, unless prohibited by applicable law, close the taxable period of the Company as of the close of business on the Closing Date. If applicable law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a "STRADDLE PERIOD"), the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to the Selling Stockholder for the period up to and including the close of business on the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.


                                   ARTICLE IX

                                  MISCELLANEOUS


         SECTION 9.1 EXPENSES. Each party shall bear its own expenses and fees and commissions (including, but not limited to, all compensation and expenses of counsel, consultants and accountants) incurred in connection with its preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby or thereby.

         SECTION 9.2 NOTICES. All notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (i) when personally delivered to the relevant party at such party's address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party's address indicated below, or (iii) if sent by facsimile, when confirmation of delivery is received by the sending party:

         If to the Purchaser:

                                Walnut Valley, Inc. d.b.a. CY Solutions
                                16335 S. Harlem Avenue
                                Tinley Park, IL 60477
                                Attn: Rafiq Kiswani, President
                                Telephone: (708) 570-3971
                                Telecopy: (708) 323-1111


         If to the Selling Stockholder:

                                Patron Systems, Inc.
                                5775 Flatiron Parkway, Suite 230
                                Boulder, Colorado 80301
                                Attention:  Ms. Heidi Newton
                                Telecopy:  (303) 523-9125

Each party hereto may change its address or facsimile number for purposes of this Section 9.2 by providing notice to the other parties in accordance with this Section 9.2.

         SECTION 9.3 INTERPRETATION. The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         SECTION 9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of Purchaser and Selling Stockholder.

         SECTION 9.5 AMENDMENT. This Agreement may not be amended, modified or supplemented except by a writing signed by an authorized representative of each of the parties hereto.

         SECTION 9.8 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto and the documents delivered pursuant hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 9.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         SECTION 9.10 SEVERABILITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         SECTION 9.11 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         SECTION 9.12 CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other parties all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, to their counsel, accountants, financial advisors, shareholders or lenders). No other party shall use any confidential information in any manner whatsoever; PROVIDED, HOWEVER, that after the Effective Time, the Purchaser may use or disclose any confidential information included in the assets of the Company as of the Effective Time or otherwise reasonably related to the assets or business of the Company. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

         SECTION 9.13 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "DISPUTE."

                  (b) If the parties fail to settle any Dispute within 30 days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration. All such Disputes shall be arbitrated in Chicago, Illinois pursuant to the arbitration rules and procedures of J.A.M.S. Endispute before an arbitrator or arbitrators selected in the manner provided in such rules and procedures, except that the "Final Offer (or Baseball)" Arbitration Option shall not be used unless otherwise agreed in writing. As a condition to JAMS' jurisdiction, the parties shall be entitled to conduct discovery pursuant to the Federal Rules of Civil Procedure.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed to be the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision. Each party shall bear its own expenses (including, without limitation, the fees and expenses of legal counsel and accountants) in connection with such arbitration, and Purchaser and the Selling Stockholder shall each bear one-half of the arbitrators' fees and expenses.


                                    ARTICLE X
                                   DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified in this Article:

                  "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504 of the Code or any comparable or analogous group under state, local or foreign Law.

                  "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement, whether written or oral.

                  "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the historical, near-term or long-term projected business, assets, properties, results of operations, condition (financial or otherwise) or prospects of the Company or its Subsidiaries, (ii) a material adverse effect on the financial, banking, capital markets or general economic conditions, (iii) a material adverse effect on the value of the Company or its Subsidiaries, (iv) changes in general economic, regulatory or political conditions, or securities markets in the United States or worldwide or any outbreak of hostilities, terrorist activities or war, or any material worsening of any such hostilities, activities or war underway as of the date hereof or (v) a material adverse effect on the ability of the Selling Stockholders to consummate the transactions contemplated by this Agreement or perform their obligations under this Agreement or the Selling Stockholder Documents. A Material Adverse Effect shall be determined in light of Purchaser's intended capital structure for the transactions contemplated by this Agreement.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary and usual course of day-to-day operations of the business through the date hereof consistent with past practice.

                  "PERMITS"  means  any  approvals,  authorizations,   consents,
         licenses, permits or certificates of a Governmental Body.

                  "PERMITTED EXCEPTIONS" means (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the Company Property so encumbered and that are not resulting from a breach, default or violation by the Company or any of its Subsidiaries of any Contract or Law.

                  "TAXES" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

                  "TAXING AUTHORITY" means the IRS or any other Governmental Body responsible for the administration of any Tax.

                  "TAX RETURN" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company, any of its Subsidiaries, or any of their Affiliates.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                         PURCHASER, CY Solutions


                                         By: /s/ Rafiq Kiswani
                                             ----------------------------------
                                                 Name: Rafiq Kiswani

                                                 Title: President


                                         SELLING STOCKHOLDER, Patron
                                         Systems, Inc:


                                         By: /s/ Martin T. Johnson
                                             ----------------------------------
                                                 Name: Martin T. Johnson
                                                 Title: CFO

         SCHEDULES



         4.4 (b) Options, Warrants, Calls, Rights, or Contracts Impacting Shares

         4.9   Material Adverse Effects

         4.11 (a) Real Property Leases

         4.12 (b) Personal Property Leases

         4.13 (a) Intellectual Property

         4.14 (a) Material Contracts

         4.16 (b) Permits

         4.17 Insurance Policies

         4.19 Banks

         4.21 Financial Advisors

         5.3 Purchaser Conflicts Including Required Consents of Third Parties

         SCHEDULE 4.4 (b) OPTIONS, WARRANTS, CALLS, RIGHTS, OR CONTRACTS IMPACTING SHARES



         NONE

         SCHEDULE 4.9 MATERIAL ADVERSE EFFECTS



         NONE

         SCHEDULE 4.11 (A) REAL PROPERTY LEASES



         Reidy Realty lease for 7804 W. College Drive, Palos Heights, IL.

         Allen Bartley lease for 575 W. 84th Drive, Suite E. Merrillville, IN.

         SCHEDULE 4.12 (B) PERSONAL PROPERTY LEASES



         NONE

         SCHEDULE 4.13 (A) INTELLECTUAL PROPERTY

         LucidLine, Inc.name

         LucidLine logo

         Various computer software for personal computers, servers, network devices, switches, routers, etc.

         SCHEDULE 4.14 (A) MATERIAL CONTRACTS

         (i)      None

         (ii)     None

         (iii)    None

         (iv)     None

         (v)      None

         (vi)     None

         (vii)    None

         (viii)   None

         (ix)     None

         (x)      Business Services Link LLC; UAIG; Tech Credit Union

         (xi)     None

         (xii)    SBC Sonet Service  Agreement and associated other SBC circuits
                  Equinix   Operating   Agreement   Internap   Network  Services
                  Access2Go

         SCHEDULE 4.16 (b) PERMITS



         NONE

         SCHEDULE 4.17 INSURANCE POLICIES

         No insurance policies are in force specifically for LucidLine, Inc. All policies in force cover Patron Systems, Inc. and its subsidiaries. Thus, following the sale of LucidLine, Inc. there will be no insurance policies in force covering LucidLine, Inc.

         SCHEDULE 4.19 BANKS



         NONE

         SCHEDULE 4.21 FINANCIAL ADVISORS



         NONE

         SCHEDULE 5.3 PURCHASER CONFLICTS INCLUDING REQUIRED CONSENT OF THIRD PARTIES

         NONE






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